UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2008

Date of Report (Date of earliest event reported)

STATMON TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-09751	83-0242652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

3000 Lakeside Drive, Suite 300 South
Bannockburn, IL 60015
(Address of principal Executive offices)

(847) 604-5366

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2008 (the “Closing Date”), Statmon Technologies Corp. (the “Company”) issued and sold debentures in a total principal amount of $1,500,000, due March 5, 2010 (the “Debentures”) to accredited investors in a private placement pursuant to a securities purchase agreement (the “Purchase Agreement”). The Debentures are the first tranche of up to an aggregate of $3,000,000 of Original Issue Discount Senior Secured Convertible Debentures (for an aggregate cash subscription amount of up to $2,500,000). Any additional tranches must close within forty-five (45) days of the Closing Date. After deducting the expenses of the private placement, including prepaid interest, the Company received net proceeds of approximately $1,190,000.

In connection with the private placement, the investors also received warrants (the “Warrants”) to purchase up to 1,526,874 shares of the Company’s common stock, which terminate on March 5, 2013 (the “Termination Date”) and have an exercise price of $1.20 per share. If at any time after the earlier of (i) the one year anniversary of the date of the Purchase Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant shares by the holder at the point at which the holder desires to exercise the Warrant, then the Warrants may also be exercised at such time by means of a cashless exercise. On the Termination Date, the Warrant shall be automatically exercised via cashless exercise. If the Company issues warrants at a price that is less than the exercise price of the Warrants, then exercise price of the Warrants will be reduced to such price.

In connection with the private placement, the Company will issue to the investors an additional investment right (the “AIRs”).  Pursuant to the AIRs, each investor will have the right to purchase up to an additional principal amount of Debentures equal to such investor's principal amount of the Debentures and Warrants pursuant to the Purchase Agreement, along with additional Warrants to purchase up to a number of shares of the Company’s common stock equal to 100% of the shares issuable upon conversion of the additional Debentures so purchased by the investor.

The initial conversion price (“Conversion Price”) of the Debentures is $0.9824 per share. If the Company issues common stock at a price that is less than the effective conversion price, or common stock equivalents with an exercise or conversion price less than the then effective conversion price, then conversion price will be reduced to such price.

In the event that the Company fails to satisfy the Corporate Milestone, as defined in the Purchase Agreement, on or before the date the Company is required to file its Form 10-K for the period ending March 31, 2009 (the “March 2009 10-K”), then the Company shall issue each investor, on a pro-rata basis, additional warrants (the “Additional Warrants”) to purchase up to, in the aggregate, 500,000 shares of the Company’s common stock. The Additional Warrants shall be in the form of the Warrants, shall have a term of exercise equal to five (5) years following their issuance, and shall have an exercise price of $0.01 per share.

For purposes of determining whether or not the Company has satisfied the Corporate Milestone, the Company and the Purchasers shall rely on information in the Company’s filings with the Commission. In the event the Company fails to file the March 2009 10-K on or before the last date such form is required to be filed with financial and other information for the applicable periods evidencing satisfaction of the Corporate Milestone, the Company shall irrevocably be deemed to have failed to achieve the Corporate Milestone.

The Debentures contain certain covenants of the Company, including that, the Company shall not:

•
other than Permitted Indebtedness, as defined in the Debentures, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•
other than Permitted Liens, as defined in the Debentures, enter into, create, incur, assume or suffer to exist any Liens, as defined in the Purchase Agreement, of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•
amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder, as defined in the Debentures;

•
repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or Common Stock Equivalents, as defined in the Purchase Agreement, other than as to (a) the Conversion Shares, as defined in the Debentures, or Warrant Shares, as defined in the Purchase Agreement, as permitted or required under the Transaction Documents, as defined in the Purchase Agreement, and (b) repurchases of Common Stock, as defined in the Purchase Agreement, or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of the Debenture;

•	pay cash dividends or distributions on any equity securities of the Company; and

•
enter into any transaction with any Affiliate, as defined in the Purchase Agreement, of the Company which would be required to be disclosed in any public filing with the Commission, , as defined in the Purchase Agreement, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company.

Events of Default under the Debentures include but are not limited to the following:

•	If the Company does not pay the principal amount due on the Debentures or any liquidated damages and any other amounts owing to the Holders on any Debentures when they are due;

•	If the Company fails to perform any covenant;

•
If a default or event of default shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary, as defined in the Purchase Agreement, is obligated;

•
If any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

•	If the Company or any Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X, shall be subject to a Bankruptcy Event, as defined in the Debentures,;

•
If the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

•
If the Company’s common stock is not eligible for listing or quotation for trading on a Trading Market, as defined in the Purchase Agreement, and shall not be eligible to resume listing or quotation for trading thereon within five trading days;

•
If the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, as such terms are defined in the Debentures, or shall agree to sell or dispose of all or in excess of forty percent (40%) of its assets in one transaction or a series of related transactions;

•
If the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh (7th) Trading Day after a Conversion Date or any Forced Conversion Date, as such terms are defined in the Debentures, pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

•	If the Company does not meet the current public information requirements under Rule 144 in respect of the shares of Common Stock issuable pursuant to the Transaction Documents; or

•
If any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days.

If any Events of Default occur, the outstanding principal amount of this Debenture, plus accrued but unpaid liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount, as defined in the Debenture. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender its Debenture to the Company. Such acceleration may be rescinded and annulled by Holder at any time prior to payment thereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment.

In connection with this transaction, the Company executed a Security Agreement pursuant to which it granted a security interest and lien on all of its assets. The lien will terminate when the note and all amounts due in connection with the Debenture are satisfied and all other Obligations, as defined in the Security Agreement, have been paid, discharged or satisfied in full.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

4.9	Form of Original Issue Discount Senior Secured Convertible Debenture

4.10	Common Stock Purchase Warrant

4.11	Form of Additional Investment Right

10.26	Securities Purchase Agreement

10.27	Security Agreement

10.28	Subsidiary Guarantee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATMON TECHNOLOGIES CORP.

DATE: March 7, 2008

	By:	/s/ Geoffrey P. Talbot
Geoffrey P. Talbot
President, Chief Executive Officer and Chief Financial Officer